Exhibit 10.3

Aspen Technology, Inc.
Terms and Conditions of Stock Option Agreement
Granted Under 2016 Omnibus Incentive Plan

1.         Grant of Option.
These terms and conditions together with the notice of grant of stock option (the “Notice”) set forth on the cover page to which they are attached constitute an Agreement evidencing the grant by Aspen Technology, Inc., a Delaware corporation (the “Company”), on the grant date set forth in the Notice (the “Grant Date”) to the employee named in the Notice (the “Participant”), of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s 2016 Omnibus Incentive Plan (the “Plan”), the number of shares (the “Shares”) of common stock, $0.10 par value per share, of the Company (“Common Stock”) set forth on the Notice, at a strike price set forth per Share set forth in the Notice.  Unless earlier terminated, this Agreement shall expire at 5:00 p.m., Eastern Time, on the Expiration Date set forth in the Notice (the “Final Exercise Date”).
To the extent permitted by the Code (as defined below) and designated in the Notice, it is intended that the option evidenced by this Agreement shall be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) or a nonqualified stock option, to the extent designated in this Notice.
2.         Vesting Schedule.
The options granted hereunder will vest according to the schedule set forth on the Notice. The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this Agreement under Section 3 hereof or the Plan.
3.         Exercise of Option.
(a)    Form of Exercise.  Each election to exercise this Agreement shall be in the manner permitted by the Company’s third party stock incentive plan administrator.  If no such third party administrator is administering the Plan at such time, such election shall be in writing, signed by the Participant and received by the Company at its principal office, accompanied by this Agreement and payment in full in the manner provided in the Plan, or as otherwise provided in the Plan.  The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this Agreement may be for any fractional share.
(b)    Continuous Relationship with the Company Required.  Except as otherwise provided in this Section 3, this Agreement may not be exercised unless the Participant, at the time he or she exercises this Agreement, is, and has been at all times since the Grant Date, an employee or officer of, or consultant or advisor to, the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code (an “Eligible Participant”).
(c)    Termination of Relationship with the Company.  If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this Agreement shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this Agreement shall be exercisable only to the extent that the Participant was entitled to exercise this Agreement on the date of such cessation.  Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this Agreement shall terminate immediately upon such violation.
(d)    Exercise Period Upon Death or Disability.  Unless otherwise agreed by the Company and the Participant, if the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for “cause” as specified in paragraph (e) below, this Agreement shall be exercisable, within the period of eighteen months following the date of death, or one year following the date of disability, of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this Agreement shall be exercisable only to the extent that this

Agreement was exercisable by the Participant on the date of his or her death or disability, and further provided that this Agreement shall not be exercisable after the Final Exercise Date.
(e)     Termination for Cause.  If, prior to the Final Exercise Date, the Participant’s employment is terminated by the Company for Cause (as defined below), the right to exercise this Agreement shall terminate immediately upon the effective date of such termination of employment, unless otherwise agreed by the Company and the Participant.  If the Participant is party to an employment or severance agreement with the Company that contains a definition of “cause” for termination of employment, “Cause” shall have the meaning ascribed to such term in such agreement.  Otherwise, “Cause” shall mean (i) any willful failure by the Participant, which failure is not cured within 30 days of written notice to the Participant from the Company, to perform his or her material responsibilities to the Company, or (ii) willful misconduct by the Participant that affects the business reputation of the Company, in either case as determined by the Company, which determination shall be conclusive.
4.         Tax Matters.
(a)    Withholding.  No Shares will be issued pursuant to the exercise of this Agreement unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required to be withheld in respect of this Agreement. To satisfy any such tax obligation, the Company may deduct and retain from the Shares to be issued upon exercise of the Option such number of Shares as is equal in value up to the Company’s maximum statutory withholding obligations with respect to the income recognized by the Participant upon such exercise (based on statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such income), and pay the required amounts to the relevant taxing authorities.
(b)    Disqualifying Disposition.  To the extent the option is an incentive stock option, if the Participant disposes of Shares acquired upon exercise of this Agreement within two years from the Grant Date or one year after such Shares were acquired pursuant to exercise of this Agreement, the Participant shall notify the Company in writing of such disposition.
5.         Nontransferability of Option.
This Agreement may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this Agreement shall be exercisable only by the Participant.
6.         Provisions of the Plan; Change in Control.
This Agreement is subject to the provisions of the Plan, the terms of which are incorporated herein by reference. A prospectus describing the Plan has been delivered to the Participant. The Plan itself is available upon request. In that regard, the Option is subject to adjustment in connection with a change in capital of the Company or a Corporate Transaction, as provided in Sections 15.1 and 15.2 of the Plan. In addition, vesting of the Option in connection with a Change in Control shall be determined in accordance with Section 15.3 of the Plan. For purposes of Section 15.3.1(ii) of the Plan, if the Option is assumed, converted or replaced by the resulting entity in the Change in Control, if, within one year after the date of the Change in Control, the Participant has a Separation from Service by the Company other than for Cause or by the Participant for Good Reason, any unvested portion of the Option shall become fully vested and exercisable as of the date of such Separation from Service. For this purpose, “Cause” and “Good Reason” mean as follows:
"Cause" is as defined in Section 3(e) above.
 "Good Reason" means any significant diminution in the Participant's title, authority, or responsibilities from and after the Change in Control, or any reduction in the annual cash compensation payable to the Participant from and after the Change in Control.

7.    Miscellaneous.
(a)      No Rights to Employment.   The Participant acknowledges and agrees that the vesting and exercisability of the Option shall be in accordance with the vesting schedule set forth in the Notice, and is contingent upon status as an employee at the time of vesting at the will of the Company (not through the act of being hired). The Participant further acknowledges and agrees that the transactions contemplated hereunder and the vesting schedule set forth in the Notice do not constitute an express or implied promise of continued engagement as an employee or consultant for the vesting period, for any period, or at all.
(b)       Severability.   The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
(c)       Waiver.   Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.
(d)       Binding Effect.   This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 5 of this Agreement.
(e)       Notice.   A Any notice which either party hereto may be required or permitted to give to the other shall be in writing and may be delivered personally, by intraoffice mail, by fax, by electronic mail or other electronic means, or via a postal service, postage prepaid, to such electronic mail or postal address and directed to such person as the Company may notify the Participant from time to time; and to the Participant at the Participant’s electronic mail or postal address as shown on the records of the Company from time to time, or at such other electronic mail or postal address as the Participant, by notice to the Company, may designate in writing from time to time.
(f)       Pronouns.   Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.
(g)       Entire Agreement.   This Agreement and the Plan constitute the entire agreement between the parties, and this Agreement supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.
(h)       Amendment.   This Agreement may be amended or modified only by a written instrument executed by both the Company and the Participant.
(i)       Governing Law.   This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware, USA without regard to any applicable conflicts of laws principles.
(j)       Participant’s Acknowledgments.   The Participant acknowledges that he or she: (i) has read this Agreement; (ii) understands the terms and consequences of this Agreement; and (iii) is fully aware of the legal and binding effect of this Agreement.
(k)       Unfunded Rights.   The right of the Participant to receive Shares upon exercise of the Option pursuant to this Agreement is an unfunded and unsecured obligation of the Company. The Participant shall have no rights under this Agreement other than those of an unsecured general creditor of the Company.
(l)    Additional Acknowledgments; Appendix A. By accepting this Award, the Participant acknowledges and agrees that this Award is subject to the terms applicable to Awards granted to service providers outside the U.S. set forth in the Appendix A hereto. Appendix A constitutes part of this Agreement. Please review the provisions of Appendix A carefully, as this Award will be null and void absent the Participant’s acceptance of such provisions. The Company reserves the right to impose other requirements on the Award to the extent that the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Award and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

By accepting this grant online, I hereby acknowledge that I have read these Terms and Conditions, the 2016 Omnibus Incentive Plan and related prospectus, and agree to all terms and conditions set forth therein.

APPENDIX A
TO THE TERMS AND CONDITIONS OF STOCK OPTION AWARD

1.    ADDITIONAL ACKNOWLEDGEMENTS

By entering into this Agreement and accepting the grant of the Option evidenced hereby, the Participant acknowledges, understands and agrees that:

(a)    the Plan is established voluntarily by the Company, and all awards under the Plan are discretionary in nature;

(b)    the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future awards of Options or benefits in lieu of Options, even if such awards have been awarded in the past;

(c)    all decisions with respect to future awards, if any, will be at the sole discretion of the Company;

(d)    the grant of Option shall not create a right to employment with the Company or any other Subsidiary and shall not interfere with the ability of the Company or any Subsidiary to terminate the Participant’s employment or service relationship (if any);

(e)    the Participant is voluntarily participating in the Plan;

(f)    the Option and any payment made pursuant to the Option, and the value and income of same, are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or welfare benefits or similar payments;

(g)    unless otherwise agreed with the Company, the Option and any Shares subject to the Option, and the value and income of same, are not granted as consideration for, or in connection with, any service the Participant may provide as a director of any Subsidiary;

(h)    in accepting the grant of the Option, the Participant expressly recognizes that the Option is an award made solely by the Company, with principal offices in Massachusetts, U.S.A.; the Company is solely responsible for the administration of the Plan and the Participant’s participation in the Plan; in the event that the Participant is an employee or consultant of an Subsidiary, the Option and the Participant’s participation in the Plan will not create a right to employment be interpreted to form an employment or service contract or relationship with the Company; furthermore, the Option will not be interpreted to form an employment or service contract with any Subsidiary;

(i)    the future value of the Shares which may be delivered upon exercise of the Option is unknown, indeterminable and cannot be predicted with certainty;

(j)    no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from termination of the Participant’s employment or service (for any reason whatsoever, whether or not such termination is later found to be invalid or in breach of the employment laws in the jurisdiction where the Participant is employed or providing services or the terms of the Participant’s employment or service agreement, if any) and, in consideration of the grant of the Option, the Participant irrevocably agrees never to institute any claim against the Company, the Participant’s employer or any other affiliate, waives the Participant’s ability, if any, to bring any such claim, and releases the Company, the Participant’s employer and any other affiliate from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Participant shall be deemed irrevocably to have agreed not to pursue such claim, and the Participant agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim;

(k)    the Participant is solely responsible for investigating and complying with any exchange control laws applicable to the Participant in connection with his or her participation in the Plan;

(l)    unless otherwise provided in the Plan or by the Company in its discretion, the Option and the benefits evidenced by this Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Company’s Common Stock; and

(m)    neither the Company, the Participant’s employer nor any other affiliate shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the Option, any payment made pursuant to the Option or the subsequent sale of any shares of Common Stock acquired under the Plan.

2.    NO ADVICE REGARDING GRANT

The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan or the Participant’s acquisition of any Shares under the Plan or subsequent sale of such Shares. The Participant is hereby advised to consult with the Participant’s personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action in relation thereto.

3.    LANGUAGE

If the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version differs from the English version, the English version shall control.

4.    Electronic Delivery and Acceptance

The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

5.    Insider-Trading/Market-Abuse Laws

The Participant acknowledges that, depending on his or her country, the Participant may be subject to insider-trading restrictions and/or market-abuse laws, which may affect his or her ability to acquire or sell Shares acquired or rights to acquire Shares (e.g., Awards, Units) under the Plan during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws in his or her country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Participant is responsible for complying with any applicable restrictions, and the Participant is advised to speak to his or her personal legal advisor regarding this matter.